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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934

    Date of Event Requiring Report: October 5, 2001

                  LEGAL ACCESS TECHNOLOGIES, INC.
                  -------------------------------
      (Exact name of registrant as specified in its charter)

     Nevada                000-19457                87-0473323
     ------                ---------                ----------
(State of Incorporation)  (Commission              (IRS Employer
                           File Number)             Identification #)


      2300 West Sahara Avenue, Suite 500, Las Vegas, NV 89102
      -------------------------------------------------------
               (Address of Principal Executive Offices)

                        (702) 949-6115
                   -----------------------
      (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 5, 2001, we signed and consummated an "Asset Purchase Agreement" with Horizon Mental Health Management, Inc. in which we assigned to Horizon all of our rights to the hospital management contracts held by our wholly owned subsidiary, Perspectives Health Management Corporation for Two Million, Nine Hundred Thousand Dollars ($2,900,000). This action was consistent with our long-term goal of selling Perspectives in order to focus on our core business of providing web based technology and unbundled legal services to legal aids, bar associations, courts and the general public. The agreement was made retroactively effective beginning October 1, 2001.

At the same time, we entered into a letter agreement with Horizon to handle the collection of our over $5,800,000 in outstanding receivables as of October 1, 2001. This agreement is for 3 years and Horizon will be entitled to 50% of any accounts actually collected during this time. Horizon has further agreed to pay all costs of collection from its portion of the proceeds. We now expect to proceed with an orderly shut down of all remaining operations of Perspectives.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.  OTHER EVENTS

Not applicable.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS & Exhibits

Exhibit 10.1:  Asset Purchase Agreement with Horizon

---------------------

ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.

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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                            LEGAL ACCESS TECHNOLOGIES, INC.

                            By: /s/ Michael Cane
                               -----------------------------
Date: October 5, 2001          MICHAEL A. CANE
                               President, Secretary &
                               Director





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